UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2025
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	001-10701	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati,	Ohio	45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SSP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY

Item 1.01 Entry Into a Material Definitive Agreement

On April 10, 2025 (the “Closing Date”), The E.W. Scripps Company (the “Company”) completed its previously announced refinancing transactions where the Company:

•refinanced approximately $110.8 million (or 15.4%) aggregate principal amount of the Company’s outstanding Tranche B-2 Term Loans (the “Prior B-2 Term Loans”) with approximately $110.8 million aggregate principal amount of the Company’s New Tranche B-2 Term Loans (exclusive of premiums paid-in-kind) incurred pursuant to the New Credit Agreement (as defined below) (the “New B-2 Term Loans”) and repaid the remaining outstanding approximately $608.5 million aggregate principal amount of Prior B-2 Term Loans with cash, including from proceeds from the A/R Securitization Facility (as defined below), funding from certain participating lenders and cash on hand (including with drawings under the New Revolving Credit Facilities (as defined below));
•refinanced approximately $540.2 million (or 99.8%) aggregate principal amount of the Company’s then outstanding Tranche B-3 Term Loans (the “Prior B-3 Term Loans” and together with the Prior B-2 Term Loans, the “Existing Term Loans”) with approximately (i) $340.2 million aggregate principal amount of the Company’s New Tranche B-3 Term Loans incurred pursuant to the New Credit Agreement (the “New B-3 Term Loans”) and (ii) $200.0 million aggregate principal amount of New B-2 Term Loans (exclusive of premiums paid-in-kind) and repaid the remaining approximately $0.8 million aggregate principal amount of Prior B-3 Term Loans with cash on hand (including with drawings under the New Revolving Credit Facilities);
•refinanced and replaced its existing revolving credit facility (the “Existing Revolving Credit Facility”) with a revolving credit facility under the New Credit Agreement with aggregate commitments of up to $208.0 million (the “New Initial Revolving Credit Facility”) and another revolving credit facility under the New Credit Agreement with aggregate commitments of up to $70.0 million (the “New Non-Extended Revolving Credit Facility” and together with the New Initial Revolving Credit Facility, the “New Revolving Credit Facilities”); and
•entered into a new accounts receivable securitization facility (the “A/R Securitization Facility”) with aggregate commitments of up to $450.0 million (collectively, the “Transactions”).

As of the Closing Date following the Transactions, the Company had approximately $545.2 million aggregate principal amount of New B-2 Term Loans outstanding (inclusive of premiums paid-in-kind) and approximately $340.2 million aggregate principal amount of New B-3 Term Loans outstanding. No Prior B-2 Term Loans, Prior B-3 Term Loans or drawdowns under the Existing Revolving Credit Facility remain outstanding and the credit agreement, dated as of April 28, 2017, by and among the Company, as borrower, Wells Fargo Bank, National Association, as administrative and collateral agent and the lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) was terminated. Additionally, as of the Closing Date following the Transactions, the Company also has approximately $362.1 million drawn under the A/R Securitization Facility, $107.0 million drawn under the New Initial Revolving Credit Facility and $70.0 million drawn under the New Non-Extended Revolving Credit Facility.

New Credit Agreement

The New B-2 Term Loans, New B-3 Term Loans, the New Initial Revolving Credit Facility and the New Non-Extended Revolving Credit Facility were incurred under a credit agreement, dated as of the Closing Date (as amended, restated, amended and restated or otherwise modified from time to time, the “New Credit Agreement”), by and among the Company, JPMorgan Chase Bank N.A., as administrative agent and collateral agent, and each lender from time to time party thereto.

The New B-2 Term Loans will mature on June 30, 2028, provided, however, that if on the date that is 91 days before the stated maturity date of the Company’s 5.875% senior notes due July 15, 2027 (the “2027 Unsecured Notes”), more than $50.0 million in aggregate principal amount of the 2027 Unsecured Notes (or any refinancing or successive refinancing thereof that matures less than 91 days after the then latest maturity date of the New B-2 Term Loans) is then outstanding, the New B-2 Term Loans will mature on such date. The New B-2 Term Loans bear interest at a rate per annum based on, at the Company’s election, either (1) adjusted term SOFR (subject to a 1.00% floor) plus an applicable margin of 5.75% or (2) an alternative base rate (subject to a 2.00% floor) plus an applicable margin of 4.75%. The Company is required to make quarterly amortization payments on the New B-2 Term Loans in an amount equal to 0.25% of the original principal amount thereof beginning with the quarter ended June 30, 2025.

The New B-3 Term Loans will mature on November 30, 2029, provided, however, that if (i) on the date that is 91 days before the stated maturity date of the 2027 Unsecured Notes, more than $50.0 million in aggregate principal amount of the 2027 Unsecured Notes (or any refinancing or successive refinancing thereof that matures less than 91 days after the then latest maturity date of the New B-3 Term Loans) is then outstanding, the New B-3 Term Loans will mature on such date and (ii) on the date that is 91 days before the stated maturity date of the Company’s 3.875% senior secured notes due January 15, 2029 (the

“2029 Secured Notes”), more than $50.0 million in aggregate principal amount of the 2029 Secured Notes (or any refinancing or successive refinancing thereof that matures less than 91 days after the then latest maturity date of the New B-3 Term Loans) is then outstanding, the New B-3 Term Loans will mature on such date. The New B-3 Term Loans bear interest at a rate per annum based on, at the Company’s election, either (1) adjusted term SOFR (subject to a 1.00% floor) plus an applicable margin of 3.35% or (2) an alternative base rate (subject to a 2.00% floor) plus an applicable margin of 2.35%. The Company is required to make quarterly amortization payments on the New B-3 Term Loans in an amount equal to 0.25% of the original principal amount thereof beginning with the quarter ended June 30, 2025.

The New Initial Revolving Credit Facility will mature on July 7, 2027, provided, however, that if (i) more than $50.0 million in aggregate principal amount of the 2027 Unsecured Notes (including any refinancing thereof that matures less than 180 days after the then latest termination date of the New Initial Revolving Credit Facility) is outstanding on the date that is 180 days before the stated maturity date of the 2027 Unsecured Notes, the New Initial Revolving Credit Facility will mature on such date and (ii) $50.0 million or less in aggregate principal amount of the 2027 Unsecured Notes (or any refinancing thereof that matures less than 180 days after the then latest termination date of the New Initial Revolving Credit Facility) is outstanding on any date from the date that is 180 days before the stated maturity date of the 2027 Unsecured Notes, to the earlier of (x) the repayment in full (or refinancing in full with a maturity date more than 180 days after the then-latest maturity date of the New Initial Revolving Credit Facility) of the 2027 Unsecured Notes and (y) July 15, 2027, the stated maturity of the 2027 Unsecured Notes, the New Initial Revolving Credit Facility will mature on the first date on which the Company is unable to demonstrate to the administrative agent within 3 business days of receiving a written request from the administrative agent that it has sufficient liquidity to repay the 2027 Unsecured Notes. The New Initial Revolving Credit Facility bears interest at a rate per annum based on, at the Company’s election, either (1) adjusted term SOFR (subject to a 0.00% floor), plus an applicable margin of 5.50% or (2) an alternative base rate (subject to a 1.00% floor) plus an applicable margin of 4.50%. The Company is required to pay commitment fees that vary based on the Company’s senior secured net leverage ratio.

The New Non-Extended Revolving Credit Facility retains the same pricing, maturity and financial covenant of the revolving credit facility set forth in the Existing Credit Agreement. The New Non-Extended Revolving Credit Facility will mature on January 7, 2026. The New Non-Extended Revolving Credit Facility bears interest at a rate per annum based on, at the Company’s election, either (1) adjusted term SOFR (subject to a 0.00% floor), plus an applicable margin based on a senior secured net leverage ratio, ranging from 1.75% to 2.75% or (2) an alternative base rate (subject to a 1.00% floor) plus an applicable margin based on a senior secured net leverage ratio, ranging from 0.75% to 1.75%. The Company is required to pay commitment fees that vary based on the Company’s senior secured net leverage ratio.

Each of the New B-2 Term Loans, the New B-3 Term Loans, the New Initial Revolving Credit Facility and the New Non-Extended Revolving Credit Facility is guaranteed on a senior secured basis by substantially all of the Company’s domestic subsidiaries and each existing and future material, wholly-owned domestic subsidiary, subject to certain exceptions (including with respect to permitted securitization facility related entities) (the “Guarantors”). Each of the New B-2 Term Loans, the New B-3 Term Loans, the New Initial Revolving Credit Facility and the New Non-Extended Revolving Credit Facility and the related guarantees are secured by a first priority lien on substantially all of the assets of the Company and the Guarantors, subject to permitted liens and certain other exceptions (including with respect to accounts receivables and related assets included in a permitted securitization facility) (the “Collateral”).

The Company may make voluntary prepayments of the New B-2 Term Loans and the New B-3 Term Loans, at its option, in whole or in part, subject to a prepayment premium as set forth in the New Credit Agreement. Upon the occurrence of certain events, the Company will be required to prepay the New B-2 Term Loans or the New B-3 Term Loans, as applicable, pursuant to and subject to the provisions set forth in the New Credit Agreement.

The New Credit Agreement contains covenants that significantly limit the Company’s and its subsidiaries’ ability to, among other things (and subject to certain exceptions): incur additional indebtedness; pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; make certain investments or other restricted payments; sell certain assets; grant liens on their assets; merge, consolidate or transfer or dispose of all or substantially all of their assets; repay certain junior indebtedness or other existing indebtedness; restrict the ability of subsidiaries to pay dividends; make loans or transfer property to the Company or its subsidiaries; transfer material assets to non-Guarantors; engage in transactions with affiliates; and change lines of business. The New Credit Agreement also contains affirmative financial covenants with respect to the New Initial Revolving Credit Facility and the New Non-Extended Revolving Credit Facility.

On the Closing Date, in connection with entering into the New Credit Agreement and to effect the Transactions, the Company, the grantors named therein, JPMorgan Chase Bank, N.A., as the New Credit Agreement administrative agent and U.S. Bank Trust Company, National Association, as the 2029 Secured Notes collateral agent, entered into a joinder and amendment to the existing intercreditor agreement, dated as of January 7, 2021, providing for the relative priorities of their respective security interests in the assets securing the New Credit Agreement and 2029 Secured Notes, and certain other matters relating to the administration of such security interests.

The description of the New Credit Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

A/R Securitization Facility

On the Closing Date, the Company and certain of its subsidiaries entered into a three-year $450 million revolving accounts receivable securitization facility for the purpose of providing additional liquidity and in order to partially repay the Prior B-2 Term Loans in connection with the Transactions. On the Closing Date, the Company drew approximately $362.1 million under the A/R Securitization Facility and used the proceeds to repay a portion of the Prior B-2 Term Loans.

In connection with the A/R Securitization Facility, (i) certain of the Company’s wholly-owned subsidiaries, as originators (the “Originators”), entered into a First Tier Sale and Contribution Agreement, dated as of the Closing Date (as amended from time to time the “First Tier SCA”), among the Originators, the Company, as servicer, and Scripps SPV Midco, LLC, a Delaware limited liability company (“Midco SPV”) which is collectively 100% owned by the Originators, pursuant to which the Originators will sell or contribute their existing and future accounts receivable and certain related rights to Midco SPV and (ii) Midco SPV entered into a Second Tier Sale and Contribution Agreement, dated as of the Closing Date (as amended from time to time, the “Second Tier SCA”; together with the First Tier SCA, the “SCAs”), among Midco SPV, as seller, the Company, as servicer, and Scripps SPV, LLC, a Delaware limited liability company (“Borrower SPV”; together with Midco SPV, the “A/R Securitization SPVs”) and wholly-owned subsidiary of Midco SPV, as buyer, pursuant to which Midco SPV will sell or contribute all such accounts receivable and related rights obtained under the First Tier SCA to Borrower SPV.

Borrower SPV will finance the ongoing acquisitions of the receivables and related rights by obtaining secured loans from the lenders party to the Receivables Financing Agreement, dated as of the Closing Date (as amended from time to time, the “Receivables Financing Agreement”), among Borrower SPV, as borrower, the Company, as servicer, the lenders and lender representatives party thereto, PNC Bank, National Association, as administrative agent (the “Securitization Administrative Agent”), PNC Capital Markets LLC, as structuring agent, joint lead arranger and bookrunner (“PNC”) and KKR Capital Markets LLC, as joint lead arranger and bookrunner (“KKR”). The amount available for borrowings at any one time under the RFA is limited to a borrowing base amount calculated based on the outstanding balance of eligible receivables, subject to certain reserves, concentration limits, and other limitations. Borrower SPV pledged its ownership interest in the receivables as collateral security for all amounts outstanding under the Receivables Financing Agreement, and the Company, as servicer, will perform administrative and collection services relating to the receivables on behalf of Borrower SPV for a fee.

The RFA is scheduled to terminate in April 2028, unless extended in accordance with its terms or earlier terminated (including as a result of the maturity of the New Revolving Facilities).

The Company has also entered into a Performance Guaranty, dated as of the Closing Date (as amended from time to time, the “Performance Guaranty”), by the Company in favor of the Securitization Administrative Agent, pursuant to which the Company has agreed to guarantee the performance by the Originators, in their capacity as such, of their obligations under the SCAs, and the Company’s performance as servicer under the Receivables Financing Agreement and the SCAs.

The A/R Securitization SPVs are separate legal entities with its own separate creditors who will be entitled to access the A/R Securitization SPVs’ assets before the assets become available to the Company. The A/R Securitization SPVs are unrestricted subsidiaries under the indentures governing the 2027 Unsecured Notes, the 2029 Secured Notes and the Company’s 5.375% senior notes due 2031 and are excepted from the collateral and guarantee requirements under the New Credit Agreement. Accordingly, the A/R Securitization SPVs’ assets are not available to pay creditors of the Company or any of its subsidiaries including the obligations under the New Credit Agreement and the indentures governing the 2027 Unsecured Notes, the 2029 Secured Notes and the Company’s 5.375% senior notes due 2031, although collections from the receivables in excess of amounts required to repay amounts under the A/R Securitization Facility may be released to the Borrower SPV to fund the purchase price for future receivables purchased from the Originators, which the Originators may thereafter remit to the Company.

The A/R Securitization Facility is subject to interest charges, at the one-month term SOFR rate, subject to a 1.00% floor and default interest of an additional 2.50% per annum, with a blended spread of 3.72% based on customary assumptions. The Borrower SPV is also required to pay certain upfront fees, structuring fees and commitment fees in connection with the A/R Securitization Facility.

The Receivables Financing Agreement, the SCAs and the Performance Guaranty contain customary representations and warranties, affirmative and negative covenants, and termination events, including but not limited to those providing for the acceleration of amounts owed under the A/R Securitization Facility if, among other things, the Borrower SPV fails to pay amounts due, the Borrower SPV becomes insolvent or subject to bankruptcy proceedings or certain judicial judgments or breaches of certain representations and warranties and covenants.

The descriptions of the Receivables Financing Agreement, the SCAs and the Performance Guaranty are qualified in their entirety by reference to the Receivables Financing Agreement, the SCAs and the Performance Guaranty, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On April 10, 2025, the Company issued a press release announcing the closing of the Transactions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “anticipate,” “intend,” “expect,” “estimate,” “could,” “should,” “outlook,” “guidance,” and similar references to future periods. Examples of forward-looking statements include, among others, statements the company makes regarding expected operating results and future financial condition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of the industry and the economy, the company’s plans and strategies, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstance that are difficult to predict and many of which are outside of the company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: change in advertising demand, fragmentation of audiences, loss of affiliation agreements, loss of distribution revenue, increase in programming costs, changes in law and regulation, the company’s ability to identify and consummate strategic transactions, the controlled ownership structure of the company, and the company’s ability to manage its outstanding debt obligations. These statements include, but are not limited to, statements related to the transactions described above, including the Company’s ability to realize the intended benefits of any such transactions. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. A detailed discussion of such risks and uncertainties is included in the Company’s Form 10-K, on file with the SEC, in the section titled “Risk Factors.” Any forward-looking statement made in this document is based only on currently available information and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

10.1	Credit Agreement, dated as of April 10, 2025, by and among the Company, the several banks and other financial institutions and lenders from time to time party thereto and JPMorgan Chase Bank, National Association, in its capacity as administrative agent for the lenders, as an issuing bank and as a swingline lender

10.2	Receivables Financing Agreement, dated as of April 10, 2025, by and among Scripps SPV, LLC, as borrower, the Persons from time to time party thereto, as lenders and lender representatives, PNC Bank, National Association, as administrative agent, the Company, as servicer, PNC Capital Markets LLC, as structuring agent, joint lead arranger and bookrunner and KKR Capital Markets LLC, as joint lead arranger and bookrunner

10.3	First Tier Sale and Contribution Agreement, dated as of April 10, 2025, by and among each of the persons from time to time party thereto, as originators, The E.W. Scripps Company, as servicer and Scripps SPV Midco, LLC, as buyer

10.4	Second Tier Sale and Contribution Agreement, dated as of April 10, 2025, by and among Scripps SPV, LLC, as buyer, The E.W. Scripps Company, as servicer and Scripps SPV Midco, LLC, as seller

10.5	Performance Guaranty, dated as of April 10, 2025, by The E.W. Scripps Company in favor of PNC Bank, National Association, as administrative agent

99.1	Press Release, dated as of April 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Daniel W. Perschke
Daniel W. Perschke
Senior Vice President, Controller
(Principal Accounting Officer)
Dated: April 11, 2025